Exhibit 99.2

Fourth Quarter & Full Year 2019 Earnings Release Supplement February 20, 2020

2 Disclaimer Special Note Regarding Forward - Looking Statements Some of the information in this presentation may contain forward - looking statements . Forward - looking statements give our current expectations, contain projections of results of operations or of financial condition, or forecasts of future events . Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward - looking statements . They can be affected by assumptions used or by known or unknown risks or uncertainties . Consequently, no forward - looking statements can be guaranteed . When considering these forward - looking statements, you should keep in mind the risk factors and other cautionary statements in this presentation . Actual results may vary materially . You are cautioned not to place undue reliance on any forward - looking statements . You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties . Factors that could cause our actual results to differ materially from the results contemplated by such forward - looking statements include fluctuations in wealth management fees, our reliance on our partner firms and the principals who manage their businesses, our ability to make successful acquisitions, unknown liabilities of or poor performance by acquired businesses, harm to our reputation, our inability to facilitate smooth succession planning at our partner firms, our inability to compete, our reliance on key personnel, our inability to attract, develop and retain talented wealth management professionals, our inability to retain clients following an acquisition, write down of goodwill and other intangible assets, our failure to maintain and properly safeguard an adequate technology infrastructure, cyber - attacks, our inability to recover from business continuity problems, inadequate insurance coverage, the termination of management agreements by management companies, our inability to generate sufficient cash to service all of our indebtedness, the failure of our partner firms to comply with applicable U . S . and non - U . S . regulatory requirements, legal proceedings and governmental inquiries and certain other factors . All forward - looking statements are expressly qualified in their entirety by the foregoing cautionary statements . Our forward - looking statements speak only as of the date of this presentation or as of the date as of which they are made . Except as required by applicable law, including federal securities laws, we do not intend to update or revise any forward - looking statements . Non - GAAP Financial Measures Adjusted EBITDA is a non - GAAP measure . Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization, depreciation and other amortization, non - cash equity compensation expense, non - cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, other expense/income, net, impairment of equity method investment, management contract buyout, delayed offering cost expense and other one time transaction expenses . We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following : ( i ) non - cash equity grants made to employees or non - employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time ; stock - based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods ; the non - cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired ; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance . We use Adjusted EBITDA ( i ) as a measure of operating performance, (ii) for planning purposes, including the preparation of budgets and forecasts, (iii) to allocate resources to enhance the financial performance of our business, and (iv) to evaluate the effectiveness of our business strategies . Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities . The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP . Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP . Some of these limitations are : ( i ) Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs, and (iii) Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments . In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments . We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information . We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share . Adjusted Net Income and Adjusted Net Income Per Share are non GAAP measures . We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization, non - cash equity compensation expense, non - cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, impairment of equity method investment, delayed offering cost expense, management contract buyout and other one time transaction expenses . The calculation of Adjusted Net Income also includes adjustments to reflect ( i ) a pro forma 27 % income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc . and no earnings were attributable to non controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27 % tax rate . We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following : ( i ) non - cash equity grants made to employees or non - employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time ; stock - based compensation expense is not a key measure of our operating performance, (ii) contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods ; the non - cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance, and (iii) amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired ; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance . Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities . The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP . Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP . Some of these limitations are : ( i ) Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments, (ii) Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs, and (iii) Other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure . In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments . We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information . To supplement our statements of cash flows presented on a GAAP basis, we use non - GAAP liquidity measures on a trailing 4 - quarter basis to analyze cash flows generated from our operations . We consider Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation to be liquidity measures that provide useful information to investors about the amount of cash generated by the business and are two factors in evaluating the amount of cash available to pay contingent consideration, make strategic acquisitions and repay outstanding borrowings . Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation do not represent our residual cash flow available for discretionary expenditures as they do not deduct our mandatory debt service requirements and other non - discretionary expenditures . We define Adjusted Free Cash Flow as net cash provided by operating activities, less purchase of fixed assets, distributions for unitholders and payments under tax receivable agreements (if any) . We define Cash Flow Available for Capital Allocation as Adjusted Free Cash Flow plus the portion of contingent consideration paid which is classified as operating cash flows under GAAP . Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation are not defined under GAAP and should not be considered as alternatives to net cash from operating, investing or financing activities . In addition, Adjusted Free Cash Flow and Cash Flow Available for Capital Allocation can differ significantly from company to company .

Table of Contents Pages Financial Summary and Q1 2020 Outlook 4 - 11 Revenues 12 - 15 M &A Activity 16 - 19 Leverage and Cash Flow Available for Capital Allocation 20 - 24 Appendix 25 - 31 3

Financial Summary and Q1 2020 Outlook 4

Strong and Sustained Financial Performance Over the Long - Term 1. Non - GAAP financial measure. See Appendix for reconciliations. 5 $268.9 $325.6 $382.3 $485.4 $662.9 $910.9 $1,218.3 2013 2014 2015 2016 2017 2018 2019 Revenues ($ in millions) CAGR: 28.6% $55.7 $67.8 $75.4 $103.0 $145.2 $203.4 $269.8 2013 2014 2015 2016 2017 2018 2019 Adjusted EBITDA (1) ($ in millions) CAGR: 30.1% $38.6 $46.7 $52.3 $68.6 $86.7 $125.3 $178.6 2013 2014 2015 2016 2017 2018 2019 Adjusted Net Income (1) ($ in millions) CAGR: 29.1% $0.54 $0.65 $0.73 $0.95 $1.21 $1.74 $2.38 2013 2014 2015 2016 2017 2018 2019 ANI Per Share (1) CAGR: 28.0%

Strong Results Driven by Scale and Differentiated Model

FOCUS FINANCIAL PARTNERS®

Operating at RIA industry leading scale, driving strong growth and profitability…

- 2019 full-year revenue in excess of **$1.2 billion.**
- **64 partner firms** with **~4,000 employees and partners.**
- Long **track record** of **value add** and **successful acquisitions**.

…Reinforcing our confidence in our ability to achieve our 2025 strategic vision

- Revenues of **~$3.5 billion**.
- Adjusted EBITDA[(1)] of ~**$840 million**.
- Adjusted EBITDA margin[(1)] of **~24%.**
- ~**100 partner firms**.

Our partners made great progress in strengthening and growing their businesses…

- **Next gen talent development**, including incentive alignment and career pathing.
- **Operational and technology enhancements**, including vendor assessment and implementation.
- **Business development**, including rebranding and sales training.

1. Non-GAAP financial measure. We do not provide a quantitative reconciliation of the forward-looking estimate of Adjusted EBITDA and Adjusted EBITDA margin to their most directly comparable GAAP financial measures because such GAAP measures are difficult to reliably predict or estimate without unreasonable effort due to their dependency on future uncertainties, such as items noted under the heading "Special Note Regarding Forward-Looking Statements". In addition, we believe such reconciliations could imply a degree of precision that might be confusing or misleading to investors.

6

Strong Results Driven by Scale and Differentiated Model 7 …2019 was also a strong year for our M&A activity ▪ Closed 34 transactions. ▪ ~ 20% were new partner acquisitions , expanding our presence in strategically important markets . ▪ ~ 80% were mergers by our partners, broadening their geographic presence , client reach and service offerings . We will focus on three priorities in 2020… ▪ Deliver 20%+ annual revenue and ANI per share growth through a combination of growth by our partner group, supporting our partners through mergers, and adding excellent new partners in the U.S. and internationally. ▪ Leverage our insights and scale to enhance the business and client solutions we can offer our partners. ▪ Deploy capital to the highest return opportunities while remaining in our target leverage range of 3.5x to 4.5x . …And the year is off to a strong start ▪ Closed or announced 5 transactions , including 2 partner firm acquisitions, with a solid M&A pipeline . ▪ Focused on delivering business and client solutions that will further enhance our partners’ client services . ▪ Successfully repriced our First Lien Term Loan from L+2.50% to L+2.00% effective January 27, 2020.

2019 Fourth Quarter Financial Snapshot

FOCUS FINANCIAL PARTNERS

Revenues	▪ **Revenues:** $340.2 million, +37.5% year-over-year growth ▪ **Organic revenue growth rate:**[(1)] +25.2% ▪ **Fee-based and recurring revenues:** 95+% ▪ **No partner firm closings in Q4 2019**
Adjusted EBITDA	▪ **Adjusted EBITDA:**[(2)] $83.0 million, +53.1% year-over-year growth ▪ **Adjusted EBITDA margin:**[(3)] 24.4%
Adjusted Net Income and ANI per Share	▪ **Adjusted Net Income:**[(2)] $56.0 million, +52.3% year-over-year growth ▪ **Adjusted Net Income per Share:**[(2)] $0.75, +47.1% year-over-year growth ▪ **Adjusted Shares Outstanding for purposes of calculating ANI:**[(2)] 75.1 million

1. Organic revenue growth represents the period-over-period growth in revenues related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Non-GAAP financial measure. See Appendix for reconciliations.
3. Calculated as Adjusted EBITDA divided by revenues.

8

2019 Full Year Financial Snapshot

FOCUS FINANCIAL PARTNERS

Revenues	▪ **Revenues:** $1.22 billion, +33.8% year-over-year growth ▪ **Organic revenue growth rate:**(1) +15.1% ▪ **Fee-based and recurring revenues:** 95+% ▪ **Revenue attributable to 6 partner firm closings:** $85.0 million
Adjusted EBITDA	▪ **Adjusted EBITDA:**(2) $269.8 million, +32.7% year-over-year growth ▪ **Adjusted EBITDA margin:**(3) 22.1% ▪ **Annual Acquired Base Earnings:**(4) $35.1 million
Adjusted Net Income and ANI per Share	▪ **Adjusted Net Income:**(2) $178.6 million, +42.5% year-over-year growth ▪ **Adjusted Net Income Per Share:**(2) $2.38, +36.8% year-over-year growth ▪ **Adjusted Shares Outstanding for purposes of calculating ANI:**(2) 75.0 million

1. Organic revenue growth represents the period-over-period growth in revenues related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Non-GAAP financial measure. See Appendix for reconciliations.
3. Calculated as Adjusted EBITDA divided by revenues.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

9

Q1 2020 Outlook

FOCUS FINANCIAL PARTNERS

Revenues	
	▪ **Organic revenue growth**[1] estimate of **~19%**

Revenues

- **Organic revenue growth**[1] estimate of **~19%**
- **Approximately $20 million in revenue items**, primarily related to family office type services, that are not expected to be reflected in Q1 2020 revenues
  - **$10 million of incremental revenues in Q4 2019** that contributed to outperformance relative to original expectation on Q4 2019 organic growth rate; anticipate majority of this amount will recur in Q4 2020
  - **$10 million of revenues** related to Q1 2020 seasonality. Q1 2020 revenues will be lower by this amount relative to Q4 2019, but anticipate majority of this amount will recur in Q2 2020
- **Revenue attributable to new partner firm closing:** $1.3 million*

** Relates to closing of Nexus on 2/1/20. Full quarter revenue contribution estimated to be ~$2.0 million*

Adjusted EBITDA

- **Estimated Adjusted EBITDA margin**[2] of approximately **23%**[3]
- **Adjusted EBITDA** attributable to **new partner firm closing**: **$0.5 million***

** Relates to closing of Nexus on 2/1/20. Full quarter Adjusted EBITDA contribution estimated to be ~$0.8 million*[3]

1. Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire periods presented, are included in our consolidated statements of operations for each of the entire periods presented. We believe these growth statistics are useful in that they present full period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.
2. Calculated as Adjusted EBITDA divided by revenues.
3. Non-GAAP financial measure. The Company is not providing a quantitative reconciliation of its forward-looking estimate of Adjusted EBITDA or Adjusted EBITDA margin to its most directly comparable GAAP financial measure because such GAAP measure, which is not included in the Company's outlook, is difficult to reliably predict or estimate without unreasonable effort due to its dependency on future uncertainties such as the items noted under the heading "Special Note Regarding Forward-Looking Statements." In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors.

10

Q1 2020 Outlook (Continued)

FOCUS FINANCIAL PARTNERS

Adjusted Net Income and ANI per Share	▪ **No equity issuance** in connection with acquisition activity. ▪ **Next twelve months intangible tax shield** for Adjusted Net Income of **$35.0 million** ▪ **Annual interest expense reduction** of **$5+ million** resulting from repricing of first lien term loan from L+2.50% to L+2.00% effective January 27, 2020
Net Leverage and Cash Flow	▪ **Cash consideration at closing** for Q1 acquisitions to date of **$46.0 million** ▪ **Q1 net leverage ratio[1] ~ 4.00x** ▪ Estimated **cash earnout payments in Q1 of ~$30 million**

1. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility).

11

Revenues 12

Multiple Sources of Revenue Create Diversification

FOCUS FINANCIAL PARTNERS

Q4 2019 Revenues by Source



$16.3m, 4.8%
$323.9m, 95.2%
Wealth Management Fees
Other

- 95%+ fee-based and recurring revenues
- Holistic wealth management fees tied to team-based service model
- Not a commission or interest revenue based model

Q4 2019 Revenues by Region



$14.8m, 4.4%
$325.4m, 95.6%
Domestic
International

- International sources provide some revenue diversification
- 5 partner firms across Australia, Canada, and the UK

Q4 2019 Revenues Correlated to Markets

Revenues Correlated to Markets



$100.2m, 29.5%
$240.0m, 70.5%
Correlated to Markets
Not Correlated to Markets

- Non-correlated revenues typically include fixed fees for investment advice, tax fees and family office type services
- Diversification reduces market risk to revenue stream

Billing Structure of Market-Correlated Revenues



$71.4m, 29.8%
$168.6m, 70.2%
Advance
Arrears

- Advance billing structure used by majority of partner firms gives visibility into subsequent quarter
- High diversification of billing practices across 63 partner firms is an embedded revenue hedge

13

Organic Revenue Trend Reflects Strong Partner Firm Growth

FOCUS FINANCIAL PARTNERS

- Q4 2019 year-over-year organic revenue growth[1] was 25.2% and trailing 8 quarter average was 16.0%, reflecting strong growth dynamics across partner firm portfolio

Quarterly Organic Revenue Growth[1] Percentage


17.6%
16.7%
9.7%
10.7%
7.7%
18.0%
22.4%
25.2%
16.0% Average
Q1'18
Q2'18
Q3'18
Q4'18
Q1'19
Q2'19
Q3'19
Q4'19
Organic Revenue Growth
Average

1. Organic revenue growth represents the period-over-period growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by Focus's partner firms and partner firms that have merged, that for the entire periods presented are included in Focus's consolidated statements of operations for the entire periods presented. Focus believes these growth statistics are useful in that they present full-period revenue growth of partner firms on a "same store" basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

14

Mergers More Than Double Our Partner Firms' Revenue Growth

- Partner firms who grow through mergers in addition to traditional client acquisition strategies have transformed their businesses through accelerated growth
- Mergers enable efficient access to large pools of client assets, new spheres of influence, distribution channels and exceptional advisor talent



Revenue CAGR
Since Inception(2)
5.7%
6.6%(1)
13.4%
15.9%(1)
9.0%
14.0%(1)
Firms that have not completed a merger (20 firms)
Firms that have completed at least one merger (30 firms)
Entire portfolio of 50 partner firms
Median Revenue CAGR
Weighted Average Revenue CAGR

50 partner firms represented ~77% of our 2019 revenues

1. The weightings are based on the full year 2019 revenues of the respective partner firms.
2. Inception means first full four quarters as a Focus partner firm and reflects activity through all market cycles during that time. The analysis includes the 50 firms since inception (out of the 63 firms) that have been with us for at least 2 years as of December 31, 2019 in order to determine a baseline revenue growth rate. If Focus partner firms merged together, their financials have been combined.
3. The 50 partner firms have been with Focus for a weighted average of ~6 years and a median period of ~4 years.

15

M&A Activity 16

M&A Was a Substantial Driver of Growth in 2019 2019 Highlights ▪ Expanded partner firm portfolio 9% year over year to 63 firms ▪ Closed 34 transactions, exceeding 2018 volume by 36% ▪ Generated Acquired Base Earnings (1) of $35.1 million ▪ Partner firm mergers increased nearly 65% year over year and were more than 80% of 2019 transactions 1. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EB PC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired B ase Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entit led to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. 3 4 7 6 10 8 6 4 12 14 12 15 17 28 7 16 21 18 25 25 34 2013 2014 2015 2016 2017 2018 2019 New Partner Firms Mergers 17 Type Acquiring Partner Firm Closing Date Primary Office Location 1. Roof Advisory Group Fort Pitt Capital Group 10/1/19 Harrisburg, PA 2. Smiley TrinityPoint Wealth 10/1/19 Charlotte, NC 3. Harvest Capital Management The Colony Group 10/1/19 Concord, NH 4. Glass Malek The Colony Group 10/1/19 Los Angeles, CA Firm Name Q4 2019 Mergers

Q4 2019 Merger Activity

FOCUS FINANCIAL PARTNERS

Firm Name	Acquiring Partner Firm	Type	Closing Date	Location	Rationale
Roof Advisory Group	Fort Pitt Capital Group	Fiduciary Wealth Manager	10/1/2019	Harrisburg, PA	▪ Expands presence in Pennsylvania ▪ Expands operational and financial planning resources ▪ Deepens and broadens investment capabilities
Smiley	TrinityPoint Wealth	Fiduciary Wealth Manager	10/1/2019	Charlotte, NC	▪ Expands geographic footprint ▪ Diversifies client base
Harvest Capital Management	The Colony Group	Fiduciary Wealth Manager	10/1/2019	Concord, NH	▪ Expands presence in New Hampshire ▪ Enhances existing investment strategies
Glass Malek	The Colony Group	Family Office	10/1/2019	Los Angeles, CA	▪ Expands presence in Southern CA ▪ Enhances family office services ▪ Deep expertise and strong relationships in the industry

18

2020 Year-to-Date Deal Activity

FOCUS FINANCIAL PARTNERS

Highlights 2020 YTD

- Continued **international expansion**
  - 1 new partner firm acquisition closed in Canada – Nexus
    - Acquired Base Earnings[1] of $3.2 million
  - 1 new partner firm in Australia signed (MEDIQ) expected to close in Q2 2020
- Closed or announced **3 merger transactions**
- Expanded partner firm portfolio to **64 firms**

	Type	Firm Name	Acquiring Partner Firm	Closing Date	Primary Office Location
Q1 2020 (to date)	Partner Firm Acquisitions	1. Nexus Investment Management		2/1/20	Toronta, Canada
		2. MEDIQ Financial Services*		Q2 2020	Melbourne, Australia
	Mergers	1. Alliance Benefit Group Of Michigan	Sentinel Benefits & Financial Group	1/1/20	Bingham Farms, MI
		2. Berg	Kovitz Investment Group	1/1/20	Chicago, IL
		3. Nova Wealth Management Group**	Buckingham Strategic Wealth	Q1 2020	Atlanta, GA

* Signed and pending new partner firm expected to close in Q2 2020.
** Signed and pending merger expected to close in Q1 2020.

1. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

19

Leverage and Cash Flow Available for Capital Allocation 20

Strong Credit and Liquidity Profile (1) Low debt cost ~4% weighted average interest rate on funded borrowings as of December 31, 2019 Limited duration risk ~4.5 years remaining to maturity for term l oan (July 2024) Ample liquidity > $500 million undrawn revolver + $65 million cash Interest rates Favorable rate environment. Reduced term loan rate from L+250 to L+200 (as of January 27, 2020) 95%+ fee - based and recurring revenues, variable management fees and earnings preference protect cash flows Downside protection 21 1. As of December 31, 2019

Earnings Preference Provides Strong Downside Earnings Protection

- Reflects one-quarter impact to revenues and Covenant EBITDA[(1)(2)]
- Assumes all other revenues sources and expenses remain unchanged except for management fees
- In the event of a multi-quarter downturn
  - Partner firms would reduce their cost structures
  - M&A activity would moderate

		Sensitivity Analysis (Illustrative Only)	
Equity market decline		**(20)%**	**(40)%**
Assumed Client Portfolio Allocation to Equities		50%	50%
Decline in market-correlated revenues[(1)]		**(10)%**	**(20)%**
($ in millions)	**Reported**		
Q4'19 Market-Correlated Revenues	$ 240.0	$ 216.0	$ 192.0
Q4'19 Non-Correlated Revenues	$ 100.2	$ 100.2	$ 100.2
Total Revenue - Q4	$ 340.2	$ 316.2	$ 292.2
Covenant EBITDA[(2)] - LTM	$ 303.3	$ 292.9	$ 284.4
Net Debt[(3)]	$ 1,214.4	$ 1,214.4	$ 1,214.4
Net Leverage Ratio[(2)]	4.00x	4.15x	4.27x
Change from Q4 Reported		0.15x	0.27x

Cumulative Acquired Base Earnings Since 2017



$7m
$15m
$44m
$44m
$47m
$71m
$82m
$82m
$94m
$101m
$117m
$117m
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
Q3 2019
Q4 2019

1. The analysis depicts the impact on our Net Leverage Ratio (as defined in the Credit Facility) resulting from a hypothetical change in Q4 market correlated revenues only. All other revenues/expenses were kept constant except management fees, which are tied to the profitability of our partner firms.
2. Net leverage ratio represents the First Lien Leverage Ratio (as defined in the Credit Facility), and means the ratio of amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents to Consolidated EBITDA (as defined in the Credit Facility), which in the above table is referred to as "Covenant EBITDA."
3. Net Debt represents amounts outstanding under the First Lien Term Loan and First Lien Revolver plus other outstanding debt obligations secured by a lien on the assets of Focus LLC (excluding letters of credit other than unpaid drawings thereunder) minus unrestricted cash and cash equivalents.
4. The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters.

22

Next 12 Months Primary Uses, Excluding Future M&A Activities Strong Growth in Cash Flow As % of Adjusted EBITDA (1) 52% 61 % Cash Flow Available for Capital Allocation (1) ▪ Estimated cash earnouts of $75+ million (2) ▪ There have been no historical tax receivable agreements (“TRA”) payments ▪ For the next 12 months, there are no TRA payments due ▪ TRA liability of $48.4 million was generated at the time of our IPO and as a result of quarterly Focus LLC common and incentive unit exchanges ▪ TRA liability will be paid out over 15+ years, subject to utilization of tax deductions ▪ Required term loan amortization of $11.6 million (~$2.9 million per quarter) ▪ Based on the terms of the Credit Facility, no excess cash flow payments required in 2019 or 2020 ($ in millions) 1. Non - GAAP financial measure. See Appendix for reconciliations. 2. Based on certain assumptions that could change materially. 23 Next 12 Months Capital Allocation Priorities ▪ Strategic M&A to continue capitalizing on industry consolidation ▪ Fund earnout payments $105.3 $163.5 2018 2019 +55%

Tax - Efficient Structure Creates Value for Shareholders 24 $130 $127 $124 $1,094 2020 2021 2022 2023 & Thereafter Gross Unamortized Intangible Tax Asset Shield (1) ($ in millions) 1. As of December 31, 2019. Assumes sufficient future taxable income. 2. 15 year life required under Internal Revenue Code Section 197. 3. Non - GAAP financial measure. We are not providing a quantitative reconciliation of the forward - looking estimate of Adjusted Net Income to its most directly comparable GAAP financial measure because such GAAP measure is difficult to reliably predict or estimate without unreasonable effort due to its dependency on future uncertainties, such as items noted under the heading “Special Note Regarding Forward - Looking Statements.” In addition, we believe such a reconciliation could imply a degree of precision that might be confusing or misleading to investors ▪ Focus generally acquires intangible assets ▪ Wealth management firms typically have limited tangible assets ▪ Focus purchases customer lists + management contracts + goodwill ▪ Consideration is typically paid in cash ▪ Each incremental M&A transaction creates an additional tax shield ▪ Each tax shield is amortized over 15 years (2) ▪ As of December 31, 2019, ~$1.5bn cumulative estimated gross tax shield to be utilized over next 14+ years, resulting in ~$400m increase in Adjusted Net Income (3) based on 27% income tax rate ▪ Example: Purchase Price $15 million Tax Shield Created $15 million (assumes no tangible assets) $1 million annually (for 15 years) Annual Tax Deduction $270,000 annually (for 15 years) Adjusted Net Income (3) Increase

Appendix 25

2019 Acquisitions

Quarter	Type	Firm Name	Acquiring Partner Firm	Closing Date	Primary Office Location
Q4 2019	Mergers	1. Roof Advisory Group	Fort Pitt Capital Group	10/1/19	Harrisburg, PA
		2. Smiley	TrinityPoint Wealth	10/1/19	Charlotte, NC
		3. Harvest Capital Management	The Colony Group	10/1/19	Concord, NH
		4. Glass Malek	The Colony Group	10/1/19	Los Angeles, CA
Q3 2019	Partner Firm Acquisitions	1. Williams, Jones & Associates		8/1/19	New York, NY
	Mergers	1. Stevens First Principles Inv Advisors	Benefit Financial Services Group	7/1/19	Newport Beach, CA
		2. Catamount Management Group	Crestwood Advisors	7/1/19	Westport, CT
		3. Hines & Warner Wealth Management	Vista Wealth Management	7/1/19	Portland, OR
		4. Lodestar Investment Counsel	Bartlett Wealth Management	7/1/19	Chicago, IL
		5. TMD & Associates	One Charles Private Wealth	7/1/19	Scottsdale, AZ
		6. HORNE Wealth Advisors	Buckingham	7/1/19	Ridgeland, MS
Q2 2019	Partner Firm Acquisitions	1. Escala Partners		4/1/19	Melbourne, Australia
		2. Sound View Wealth Advisors		4/1/19	Savannah, GA
	Mergers	1. MacGuire, Cheswick & Tuttle	Crestwood Advisors	4/1/19	Darien, CT
		2. Weatherstone Capital Management	Carnick & Kubik Group	4/1/19	Denver, CO
		3. Bullard, McLeod and Associates	Atlas Private Wealth Management	4/1/19	Albany, NY
		4. Anthony Smith Advisors	Patton Albertson Miller Group	4/1/19	Atlanta, GA
		5. Skeet Kaye Hopkins	Gelfand, Rennert & Feldman	4/2/19	London, UK
		6. Massingale	Summit Financial	5/1/19	Ruston, LA
		7. Steinberg Global Asset Management	The Colony Group	5/1/19	Boca Raton, FL
		8. Lake Mary Wealth Management	Buckingham	6/1/19	Maitland, FL
		9. Collings	The Colony Group	6/18/19	Boston, MA

**** Continued on following page***

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2019 Acquisitions (continued) 27 Type Acquiring Partner Firm Closing Date Primary Office Location 1. Altman, Greenfield & Selvaggi 1/1/19 New York, NY 2. Prime Quadrant 2/15/19 Toronto, Canada 3. Foster Dykema Cabot 3/1/19 Boston, MA 1. Griffon Financial Planning Buckingham 1/1/19 Bend, OR 2. Northern Capital Management Kovitz Investment Group 1/1/19 Madison, WI 3. Alpern Wealth Management Buckingham 1/1/19 Pittsburgh, PA 4. David Weise & Associates NKSFB 1/1/19 Encino, CA 5. WG&S, LLP Gelfand, Rennert & Feldman 1/1/19 Los Angeles, CA 6. Aurora Financial Advisors The Colony Group 2/1/19 Wellesley, MA 7. Dan Goldie Financial Services Buckingham 2/1/19 Palo Alto, CA 8. Insero Wealth Strategies Buckingham 3/1/19 Buffalo, NY 9. Neuman + Associates NKSFB 3/1/19 Encino, CA Q1 2019 Partner Firm Acquisitions Mergers Firm Name

Net Income (Loss) to Adjusted EBITDA Reconciliation

($ in thousands)	2013	2014	2015	2016	2017	2018	2019	Three months ended December 31, 2018	Three months ended December 31, 2019
Net income (loss)	$ 8,677	$ 11,996	$ 9,321	$ 15,722	$ (48,359)	$ (41,087)	$ (12,025)	$ 17,547	$ (12,691)
Interest income	(80)	(104)	(90)	(88)	(222)	(1,266)	(1,164)	(457)	(337)
Interest expense	7,297	6,994	9,977	21,327	41,861	56,448	58,291	10,968	15,156
Income tax expense (benefit)	975	212	649	981	(1,501)	9,450	7,049	3,783	10,750
Amortization of debt financing costs	1,267	1,599	1,770	2,482	4,084	3,498	3,452	782	969
Intangible amortization and impairments	29,910	28,549	35,421	50,942	64,367	90,381	130,718	24,981	35,858
Depreciation and other amortization	4,259	4,667	5,327	5,680	6,686	8,370	10,675	2,249	3,140
Non-cash equity compensation expense	3,277	4,319	13,537	8,520	34,879	44,468	18,329	12,856	4,954
Non-cash changes in fair value of estimated contingent consideration	1,239	7,395	(160)	(1,143)	22,294	6,638	38,797	(22,241)	13,101
Gain on sale of investment	–	–	–	–	–	(5,509)	–	–	–
Loss on extinguishment of borrowings	–	–	–	–	8,106	21,071	–	–	–
Other expense (income), net	(1,104)	328	(310)	(1,385)	3,191	2,350	1,049	2,121	354
Impairment of equity method investment	–	–	–	–	–	–	11,749	–	11,749
Management contract buyout	–	1,800	–	–	–	–	1,428	–	–
Delayed offering cost expense	–	–	–	–	9,840	–	–	–	–
Other one-time transaction expenses(1)	–	–	–	–	–	8,590	1,486	1,621	–
Adjusted EBITDA	$ 55,717	$ 67,755	$ 75,442	$ 103,038	$ 145,226	$ 203,402	$ 269,834	$ 54,210	$ 83,003

1. Represents one-time expenses primarily related to an acquisition and our IPO and Reorganization Transactions. Refer to our 10-Q and 10-K filings for additional details.

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Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share Reconciliation

FOCUS FINANCIAL PARTNERS

**** Refer to the following page for footnotes***

	Full Year							Three months ended	
	2013	2014	2015	2016	2017	2018	2019	December 31, 2018	December 31, 2019
($ in thousands, except share and per share data)									
Net income (loss)	$ 8,677	$ 11,996	$ 9,321	$ 15,722	$ (48,359)	$ (41,087)	$ (12,025)	$ 17,547	$ (12,691)
Income tax expense (benefit)	975	212	649	981	(1,501)	9,450	7,049	3,783	10,750
Amortization of debt financing costs	1,267	1,599	1,770	2,482	4,084	3,498	3,452	782	969
Intangible amortization and impairments	29,910	28,549	35,421	50,942	64,367	90,381	130,718	24,981	35,858
Non-cash equity compensation expense	3,277	4,319	13,537	8,520	34,879	44,468	18,329	12,856	4,954
Non-cash changes in fair value of estimated contingent consideration	1,239	7,395	(160)	(1,143)	22,294	6,638	38,797	(22,241)	13,101
Gain on sale of investment	–	–	–	–	–	(5,509)	–	–	–
Loss on extinguishment of borrowings	–	–	–	–	8,106	21,071	–	–	–
Impairment of equity method investment	–	–	–	–	–	–	11,749	–	11,749
Delayed offering cost expense	–	–	–	–	9,840	–	–	–	–
Management contract buyout	–	1,800	–	–	–	–	1,428	–	–
Other one-time transaction expenses (1)	–	–	–	–	2,843	11,529	1,486	3,994	–
Subtotal	45,345	55,870	60,538	77,504	96,553	140,439	200,983	41,702	64,690
Pro forma tax (27%) (2)	(12,243)	(15,085)	(16,345)	(20,926)	(26,069)	(37,919)	(54,265)	(11,260)	(17,466)
Tax adjustments (2)(3)	5,455	5,919	8,080	11,991	16,217	22,828	31,860	6,307	8,760
Adjusted Net Income	$ 38,557	$ 46,704	$ 52,273	$ 68,569	$ 86,701	$ 125,348	$ 178,578	$ 36,749	$ 55,984
Adjusted Shares Outstanding (4)	71,843,916	71,843,916	71,843,916	71,843,916	71,843,916	71,960,540	75,039,357	71,677,504	75,072,782
Adjusted Net Income Per Share	$ 0.54	$ 0.65	$ 0.73	$ 0.95	$ 1.21	$ 1.74	$ 2.38	$ 0.51	$ 0.75
Calculation of Adjusted Shares Outstanding(4):									
Weighted average shares of Class A common stock outstanding—basic (5)	–	–	–	–	–	43,122,782	46,792,389	43,651,256	47,203,578
Adjustments:									
Shares of Class A common stock issued in connection with the IPO and Reorganization Transactions (6)	42,529,651	42,529,651	42,529,651	42,529,651	42,529,651	–	–	–	–
Weighted average incremental shares of Class A common stock related to stock options, unvested Class A common stock and restricted stock units (7)	–	–	–	–	–	102,549	20,428	63,323	34,391
Weighted average Focus LLC common units outstanding (8)	22,499,665	22,499,665	22,499,665	22,499,665	22,499,665	22,630,668	22,424,378	22,823,272	22,158,584
Weighted average common unit equivalent of Focus LLC incentive units outstanding (9)	6,814,600	6,814,600	6,814,600	6,814,600	6,814,600	6,104,541	5,802,162	5,139,653	5,676,229
Adjusted Shares Outstanding (4)	71,843,916	71,843,916	71,843,916	71,843,916	71,843,916	71,960,540	75,039,357	71,677,504	75,072,782

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* These footnotes refer to the table on the previous page. 1. Represents one - time expenses primarily related to an acquisition and our IPO and Reorganization Transactions. Refer to our 10 - Q and 10 - K filings for additional details. 2. For periods ended prior to the closing of the IPO and consummation of the related Reorganization Transactions on July 30, 2018, certain tax related adjustments are being made for comparative purposes only. 3. As of December 31, 2019, the estimated tax adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% tax rate for the next 12 months is $35.0 million. 4. For periods ended prior to the closing of the IPO and the consummation of the Reorganization Transactions on July 30, 2018, the Adjusted Shares Outstanding are deemed to be outstanding for comparative purposes only. 5. Represents our GAAP weighted average Class A common stock outstanding – basic. 6. The issuance of Class A common stock that occurred upon closing of the IPO and the consummation of the Reorganization Transactions on July 30, 2018 is assumed to have occurred as of January 1, 2013 for comparative purposes. 7. Represents the incremental shares related to stock options, unvested Class A common stock and restricted stock units as calculated under the treasury stock method. 8. Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock. 9. Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock. For the periods ending prior to July 30, 2018, the conversion to Focus LLC common units was based on the $33.00 IPO price. 30 Net Income (Loss) to Adjusted Net Income and Adjusted Net Income Per Share Reconciliation

Reconciliation of Cash Flow Available for Capital Allocation

	Three months ended								Full Year	
($ in thousands)	March 31, 2018	June 30, 2018	Sept. 30, 2018	Dec. 31, 2018	March 31, 2019	June 30, 2019	Sept. 30, 2019	Dec. 31, 2019	2018	2019
Net cash provided by operating activities	$ 12,725	$ 24,427	$ 49,066	$ 19,701	$ 15,913	$ 39,305	$ 74,702	$ 64,854	$ 105,919	$ 194,774
Purchase of fixed assets	(2,312)	(2,117)	(1,897)	(2,780)	(1,875)	(8,185)	(10,698)	(4,714)	(9,106)	(25,472)
Distributions for unitholders	(138)	(368)	(802)	(1,436)	(596)	(11,138)	(3,491)	(5,416)	(2,744)	(20,641)
Payments under tax receivable agreements	—	—	—	—	—	—	—	—	—	—
Adjusted Free Cash Flow	$ 10,275	$ 21,942	$ 46,367	$ 15,485	$ 13,442	$ 19,982	$ 60,513	$ 54,724	$ 94,069	$ 148,661
Portion of contingent consideration paid included in operating activities(1)	1,468	1,648	4,574	3,572	9,170	4,012	825	815	11,262	14,822
Cash Flow Available for Capital Allocation(2)	$ 11,743	$ 23,590	$ 50,941	$ 19,057	$ 22,612	$ 23,994	$ 61,338	$ 55,539	$ 105,331	$ 163,483

1. A portion of contingent consideration paid is classified as operating cash outflows in accordance with GAAP, and therefore is a reconciling item to arrive at Cash Flow Available for Capital Allocation.
2. Cash Flow Available for Capital Allocation excludes all contingent consideration that was included in either operating, investing or financing activities of our consolidated statements of cash flows.

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